Ontario

Ministry of Public and
Business Service Delivery
Ministère des Services au public et
aux entreprises

Certificate of Restated Articles of Incorporation

Certificat de mise à jour des statuts constitutifs

Business Corporations Act

Loi sur les sociétés par actions

LI-CYCLE HOLDINGS CORP.

Corporation Name / Dénomination sociale

5051214

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

July 18, 2024 / 18 juillet 2024

V. Quintanilla W.

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Restated Articles of Incorporation is not complete without the Restated Articles of Incorporation

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar

Le certificat de mise à jour des statuts constitutifs n'est pas complet s'il ne contient pas la mise à jour des statuts constitutifs

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur